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                               EQUITY RESIDENTIAL PROPERTIES TRUST
                                    CONSOLIDATED HISTORICAL
            EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DISTRIBUTIONS RATIO

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                                                                                   HISTORICAL
                                         --------------------------------------------------------------------------------------
                                            6/30/99       6/30/98     12/31/98     12/31/97     12/31/96    12/31/95   12/31/94
                                         --------------------------------------------------------------------------------------
                                                                             (Amounts in thousands)
REVENUES
  Rental income                         $    819,178  $  571,370  $   1,293,560 $   707,733  $   454,412 $   373,919 $  220,727
  Fee income - outside managed                 2,414       2,790          5,622       5,697        6,749       7,030      4,739
  Interest income - investment
    in mortgage notes                          5,644      10,221         18,564      20,366       12,819       4,862          -
  Interest and other income                   11,323       9,010         19,703      13,525        4,405       4,573      5,568
                                         ------------  ----------   ------------  ----------   ----------  ----------  ---------
     Total revenues                          838,559     593,391      1,337,449     747,321      478,385     390,384    231,034
                                         ------------  ----------   ------------  ----------   ----------  ----------  ---------
EXPENSES
  Property and maintenance                   196,865     138,303        326,567     176,075      127,172     112,186     66,534
  Real estate taxes and insurance             84,515      56,484        126,009      69,520       44,128      37,002     23,028
  Property management                         27,973      25,007         52,705      26,793       17,512      15,213     10,249
  Property management -
     non-recurring                                 -           -              -           -            -           -        879
  Fee and asset management                     1,624       2,247          4,207       3,364        3,837       3,887      2,056
  Depreciation                               197,134     131,910        301,869     156,644       93,253      72,410     37,273
  Interest:
     Expense incurred                        158,499     105,651        246,585     121,324       81,351      78,375     37,044
     Amortization of deferred
       financing costs                         1,661       1,275          2,757       2,523        4,242       3,444      1,930
  General and administrative                  10,914       9,974         21,718      15,064        9,857       8,129      6,053
                                         ------------  ----------   ------------  ----------   ----------  ----------  ---------
     Total expenses                          679,185     470,851      1,082,417     571,307      381,352     330,646    185,046
                                         ------------  ----------   ------------  ----------   ----------  ----------  ---------
Income (loss) before extraordinary
   items                                $    159,374   $ 122,540   $    255,032  $  176,014  $    97,033 $    59,738 $   45,988
                                         ============  ==========   ============  ==========   ==========  ==========  =========
Combined Fixed Charges and Preferred
   Distributions:
   Interest and other financing costs   $    158,499   $ 105,651   $    246,585  $  121,324  $    81,351 $    78,375 $   37,044
   Amortization of deferred
      financing costs                          1,661       1,275          2,757       2,523        4,242       3,444      1,930
   Preferred distributions                    57,111      43,384         92,917      59,012       29,015      10,109          -
                                         ------------  ----------   ------------  ----------   ----------  ----------  ---------
TOTAL COMBINED FIXED CHARGES
   AND PREFERRED DISTRIBUTIONS          $    217,271   $ 150,310   $    342,259  $  182,859  $   114,608 $    91,928 $   38,974
                                         ============  ==========   ============  ==========   ==========  ==========  =========
EARNINGS BEFORE COMBINED FIXED
   CHARGES AND PREFERRED
   DISTRIBUTIONS                        $    319,534   $ 229,466   $    504,374  $  299,861  $   182,626 $   141,557 $   84,962
                                         ============  ==========   ============  ==========   ==========  ==========  =========
FUNDS FROM OPERATIONS BEFORE COMBINED
   FIXED CHARGES AND PREFERRED
   DISTRIBUTIONS                        $    516,668   $ 361,376   $    806,243  $  456,505  $   275,879 $   213,967 $  123,114
                                         ============  ==========   ============  ==========   ==========  ==========  =========
RATIO OF EARNINGS BEFORE COMBINED
   FIXED CHARGES AND PREFERRED
   DISTRIBUTIONS TO COMBINED
   FIXED CHARGES AND PREFERRED
   DISTRIBUTIONS                                1.47        1.53           1.47        1.64         1.59        1.54       2.18
                                         ============  ==========   ============  ==========   ==========  ==========  =========
RATIO OF FUNDS FROM OPERATIONS
   BEFORE COMBINED FIXED CHARGES AND
   PREFERRED DISTRIBUTIONS TO COMBINED
   FIXED CHARGES AND PREFERRED
   DISTRIBUTIONS                                2.38        2.40           2.36        2.50         2.41        2.33       3.16
                                         ============  ==========   ============  ==========   ==========  ==========  =========
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